MAPLES and CALDER
                               Cayman Europe Asia







                                                                1 August, 2003
                                                  Effective as at 23 July 2003



Scottish Annuity & Life Holdings, Ltd.
P.O. Box HM2939
Crown House, Third Floor
4 Par-la-Ville Road
Hamilton HM08
Bermuda


Dear Sirs

Scottish Annuity & Life Holdings, Ltd. (the "Company")
------------------------------------------------------

We have acted as counsel as to Cayman Islands law to the Company in connection with the proposed registration of 8,000,000 shares (the "Firm Shares") of ordinary shares, par value US$0.01 per share and, to cover over-allotments in connection with the sale of the Firm Shares, an additional 1,200,000 shares (the "Additional Shares", which together with the Firm Shares shall be referred to as the "Transaction Shares") with the Securities and Exchange Commission (the "SEC"), under the Securities Act of 1933, as amended (the "Act").

1        DOCUMENTS REVIEWED

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1 the Certificate of Incorporation and Memorandum and Articles of Association of the Company as registered or adopted on 12 November, 1998 as amended by special resolution passed on 14 December, 2001;

1.2 the written resolutions of the Board of Directors of the Company dated 2 July, 2003 and the corporate records of the Company maintained at its registered office in the Cayman Islands;

1.3 the Company's registration statement on Form S-3 (File No. 333-104545) and amendments thereto (the "Registration Statement");

1.4 the prospectus dated 24 April, 2003 and the prospectus supplement dated 17 July, 2003 for the registrations under the Securities Act 1933, as amended, of the Transaction Shares (together, the "Prospectus);


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1.5      the Underwriting Agreement dated 17 July, 2003 between the Company and Bear, Stearns & Co. Inc., UBS Securities LLC,
         A.G. Edwards & Sons, Inc., Keefe, Bruyette & Woods, Inc. and
         Putnam Lovell NBF Securities Inc. as representatives on behalf of the Underwriters named in Schedule 1 thereto (the "Underwriting Agreement");

1.6 a Certificate of Good Standing issued by the Registrar of Companies (the "Certificate of Good Standing"); and

1.7 a certificate from a Director of the Company the form of which is annexed hereto (the "Director's Certificate").

2        ASSUMPTIONS

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Director's Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1 the Underwriting Agreement has been or will be authorised and duly executed and delivered by or on behalf of all relevant parties (other than the Company as a matter of Cayman Islands law) in accordance with all relevant laws (other than the laws of the Cayman Islands);

2.2 the Registration Statement filed by the Company to effect the registration of the Transaction Shares under the Securities Act of 1933, as amended, has been declared effective by the Securities and Exchange Commission;

2.3 the Underwriting Agreement is, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under New York law and all other relevant laws (other than the laws of the Cayman Islands);

2.4 the choice of New York law as the governing law of the Underwriting Agreement has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of New York as a matter of New York law and all other relevant laws (other than the laws of the Cayman Islands);

2.5 copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.6      all signatures, initials and seals are genuine;

2.7 the power, authority and legal right of all parties under all relevant laws and regulations (other than the laws of the Cayman Islands) to


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         enter into, execute, deliver and perform their respective obligations under the documents mentioned in the Registration Statement;

2.8 no exceptional circumstances exist which give rise to the lifting of the corporate veil;

2.9 no invitation to subscribe for the Transaction Shares has been made to the public of the Cayman Islands;

2.10 there is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions hereinafter appearing. Specifically, we have made no independent investigation of the laws of New York or the federal laws of the United States of America.

3        OPINIONS

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1 the Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands;

3.2 the issue of the Transaction Shares is duly authorized and, when the Transaction Shares are issued and delivered in accordance with the Memorandum and Articles of Association of the Company and the Underwriting Agreement, against payment of the consideration therefor as provided therein and having a value not less than par value, the Transaction Shares will be duly authorized, validly issued, fully paid and non-assessable; and

3.3 under the laws of the Cayman Islands, the liability of a holder of Transaction Shares will be limited to the amount, if any, unpaid on such shares and a holder of Transaction Shares will have no personal liability for the debts or obligations of the Company solely by reason of holding Transaction Shares.

We express no view as to the commercial terms of the documents mentioned in the Registration Statements or whether such terms represent the intentions of the parties and make no comment with regard to the representations which may be made by the Company.

This opinion is given as of 23 July 2003 and may not be relied upon as of any later date. This opinion may be relied upon by the addressees only. It may not be relied upon by any other person except with our prior written consent. We consent to the filing of our opinion as Exhibit 5.1 to this Form 8-K, which will be incorporated by reference into the Registration Statement on Form S-3 (File No. 333-104545) of the Company.


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              Telephone: (345) 949 8066 Facsimile: (345) 949 8080
                         Email: info@maplesandcalder.com
                             www.maplesandcalder.com


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Yours faithfully,

/s/ Maples and Calder

MAPLES and CALDER




























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              Telephone: (345) 949 8066 Facsimile: (345) 949 8080
                         Email: info@maplesandcalder.com
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